BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0357962008-6
Barbara K. Cegavske	Filing Number 20201001729
Secretary of State State Of Nevada	Filed On 10/26/2020 8:45:00 AM
	Number of Pages 1

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

GOLDEN MATRIX GROUP, INC. [E0357962008-6]

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: 04/27/2020

4. Description of the inaccuracy or defect:

Paragraph 7 of the Certificate of Change Pursuant to NRS 78.209 incorrectly stated that the effective date of the Certificate of Change was May 20, 2020. The Corporation intended for the Certificate of Change Pursuant to NRS 78.209 to be effective as of the date that the Financial Industry Regulatory Authority (FINRA) made the reverse stock split affected by the Certificate of Change effective in the marketplace, which date was June 26, 2020.

5. Correction of the inaccuracy or defect:

Paragraph 7 of the Certificate of Change Pursuant to NRS 78.209 is corrected to read:

7. Effective date and time: (Optional) Date: 06/26/2020 Time:_____________

6. Signature:

X [signature]

Authorized Signature | CEO **Title *** | 10/19/2020 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.